As filed with the Securities and Exchange Commission on November 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0634302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of Principal Executive Offices) (Zip Code)

Bed Bath & Beyond, Inc. 2025 Employment Inducement Equity Incentive Plan
(Full title of the plan)

Melissa H. Smith
General Counsel and Corporate Secretary
433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Name and address of agent for service)

(801) 947-3100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 1,500,000 shares of Bed Bath & Beyond, Inc.’s (the “Company’s” or the “Registrant’s”) common stock, $0.0001 par value (the “Common Stock”), for issuance under the Bed Bath & Beyond, Inc. 2025 Employment Inducement Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and portions thereof, only to the extent they have previously been filed (and not furnished) by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(a) The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on February 25, 2025 (File No. 001-41850) (the “Annual Report”);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Commission on April 29, 2025 (File No. 001-41850);

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the Commission on July 29, 2025 (File No. 001-41850);

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the Commission on October 27, 2025 (File No. 001-41850);

(e) The Registrant’s Current Reports on Form 8-K as filed with the Commission on March 10, 2025 (solely with respect to Item 5.02), March 17, 2025 (solely with respect to Item 5.02), May 12, 2025 (solely with respect to Items 1.01 and 2.03), May 21, 2025, August 22, 2025, September 22, 2025 (solely with respect to Item 8.01), September 23, 2025 (solely with respect to Item 8.01), and October 8, 2025 (solely with respect to Item 1.01) (in each case, File No. 001-41850);

(f) All other reports filed (and not furnished) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(g) The description of the Registrant’s Common Stock, $0.0001 par value, contained in the Registration Statement on Form 8-A filed with the Commission on May 6, 2002, as updated by the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed as Exhibit 4.2 to the Registrant’s Annual Report, and any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed (and not furnished) by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents and the documents listed above (other than any document furnished to the Commission), being hereinafter referred to as “Incorporated Documents”). Any statements contained in a previously filed document incorporated by reference into this Registrant Statement is deemed to be modified or superseded for purposes of this Registrant Statement to the extent that a statement contained in this Registrant Statement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This Registration Statement may contain information that updates, modifies or is contrary to information in one or more of the Incorporated Documents. You should not assume that the information in this Registration Statement is accurate as of any date other than the date of this Registration Statement or the date of the Incorporated Document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), our amended and restated certificate of incorporation, our amended and restated bylaws, and the agreements referred to below.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our amended and restated certificate of incorporation provides that we shall indemnify to the fullest extent permitted by law, as in effect at the time of the adoption of our amended and restated certificate of incorporation or thereafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Registrant shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our board of directors. The right to indemnification conferred by such provision shall include the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Our amended and restated certificate of incorporation further provides that we may indemnify to the fullest extent permitted by law, as in effect at the time of the adoption of our amended and restated certificate of incorporation or thereafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant. The rights to indemnification and to the advancement of expenses conferred by the such provision shall not be exclusive of any other right which any person may have or thereafter acquire under the amended and restated certificate of incorporation as amended from time to time, the amended and restated bylaws of the Registrant, as amended from time to time, any statute, agreement, vote of the stockholders of the Registrant or disinterested directors of the Registrant or otherwise. The amended and restated certificate of incorporation further provides that neither any amendment nor repeal of any section of the article in our amended and restated certificate of incorporation providing for indemnification, nor the adoption of any provision of the amended and restated certificate of incorporation inconsistent with such article, shall adversely affect any right or protection of any director or officer established pursuant to such article existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of such article, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for such article, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.

Our amended and restated bylaws provide, among other provisions relating to indemnification and related matters, that:

(1)
subject to the provisions described in (3) below, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was a director or officer of the Registrant serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful;

(2)
subject to the provisions described in (3) below, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Registrant, or is or was a director or officer of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

(3)
any indemnification under the provisions described in the article of the amended and restated bylaws providing for indemnification (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct described in (1) and (2) above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the Registrant shall make such determination, with respect to former directors and officers. To the extent, however, that a present or former director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case;

(4)
for purposes of any determination under the provisions in (3) described above, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Registrant or another enterprise, or on information supplied to such person by the officers of the Registrant or another enterprise in the course of their duties, or on the advice of legal counsel for the Registrant or another enterprise or on information or records given or reports made to the Registrant or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Registrant or another enterprise. The term “another enterprise” as used in this subparagraph (4) means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Registrant as a director, officer, employee or agent. The amended and restated bylaws further provide that the provisions described in this subparagraph (4) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct in (2) or (3) described above, as the case may be;

(5)
notwithstanding any contrary determination in the specific case under the provisions described in subparagraph (3) above, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under the provisions described in subparagraphs (1) and (2) above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct under the provisions described in subparagraphs (1) and (2) above, as the case may be. Neither a contrary determination in the specific case under the provisions described in subparagraph (3) above nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to the provisions described in this subparagraph (5) is required to be given to the Registrant promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application;

(6)
expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized by the amended and restated bylaws; and

(7)
the indemnification and advancement of expenses provided by or granted pursuant to the provisions of the article in the amended and restated bylaws providing for indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under our amended and restated certificate of incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Registrant that indemnification of the persons described in subparagraphs (1) and (2) above shall be made to the fullest extent permitted by law. The provisions of the article in the amended and restated bylaws providing for indemnification shall not be deemed to preclude the indemnification of any person who is not specified in subparagraphs (1) and (2) above but whom the Registrant has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same existed or may be amended, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

We have obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-49799) filed on July 29, 2014).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-49799) filed on November 6, 2023).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41850) filed on May 24, 2024).

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41850) filed on August 22, 2025.

4.5	Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41850) filed on August 22, 2025).
4.6	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-83728).
10.1
Bed Bath & Beyond, Inc. 2025 Employment Inducement Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41850) filed on November 14, 2025).

5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of KPMG LLP related to financial statements of Bed Bath & Beyond, Inc.
23.2*	Consent of Ernst & Young related to financial statements of Medici Ventures, L.P.
23.3*	Consent of Ernst & Young related to financial statements of Medici Ventures, L.P.
23.4*	Consent of Ernst & Young related to financial statements of Medici Ventures, L.P.
23.5*	Consent of Baker Tilly related to financial statements of tZERO Group, Inc.
23.6*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
107*	Filing Fee Table.

*Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Murray, Utah, on November 14, 2025.

BED BATH & BEYOND, INC.

By:	/s/ Marcus A. Lemonis
	Name:	Marcus A. Lemonis
	Title:	Executive Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marcus A. Lemonis and Adrianne B. Lee, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marcus A. Lemonis
Marcus A. Lemonis	Executive Chairman of the Board of Directors (Principal Executive Officer)	November 14, 2025

/s/ Adrianne B. Lee
Adrianne B. Lee	President and Chief Financial Officer (Principal Financial Officer)	November 14, 2025

/s/ Leah Putnam
Leah Putnam	Chief Accounting Officer (Principal Accounting Officer)	November 14, 2025

/s/ Joanna C. Burkey
Joanna C. Burkey	Director	November 14, 2025

/s/ Barclay F. Corbus
Barclay F. Corbus	Director	November 14, 2025

/s/ William B. Nettles, Jr.
William B. Nettles, Jr.	Director	November 14, 2025

/s/ Debra G. Perelman
Debra G. Perelman	Director	November 14, 2025

/s/ Robert J. Shapiro
Robert J. Shapiro	Director	November 14, 2025

/s/ Joseph J. Tabacco, Jr.
Joseph J. Tabacco, Jr.	Director	November 14, 2025